Exhibit 10.1

SHARE SUBSCRIPTION AGREEMENT

dated

December 19, 2020

by and between

LION GROUP HOLDING LTD

and

YUN TIAN INVESTMENT LIMITED

SHARE SUBSCRIPTION AGREEMENT

This SHARE SUBSCRIPTION AGREEMENT (the “Agreement”), dated December 19, 2020, between LION GROUP HOLDING LTD, a Cayman Islands exempted company (the “Company”), and YUN TIAN INVESTMENT LIMITED, a company established and existing under the laws of Hong Kong (the “Subscriber”). The Company and the Subscriber are each referred to herein individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H :

A. The Company is an exempt company established and existing under the laws of Cayman Islands. The Company is authorized to issue (i) 500,000,000 ordinary shares, $0.0001 par value per share, divided into 300,000,000 Class A Ordinary Shares and 150,000,000 Class B Ordinary Shares, and (ii) 50,000,000 preferred shares, $0.0001 par value per share. As of the date hereof, there were 19,470,649 Ordinary Shares outstanding, including 9,627,553 Class A Ordinary Shares and 9,843,096 Class B Ordinary Shares, and no preferred shares outstanding. There were also 17,795,000 publicly traded warrants outstanding, each exercisable to purchase one Class A Ordinary Share at a price of $11.50 per share.

B. The Company will issue to the Subscriber, and the Subscriber desires to subscribe from the Company for, certain Class A Ordinary Shares (as defined below) pursuant to the terms and subject to the conditions set forth herein,

NOW, THEREFORE, in consideration of the foregoing promises, and mutual agreements and covenants contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows.

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. For purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by Law to be closed in the U.S. or Hong Kong.

“Class A Ordinary Shares” means the Class A ordinary shares of the Company.

“Class B Ordinary Shares” means the Class B ordinary shares of the Company.

“Control” (including “Controlled by” and “under common Control with”) means with respect to the relationship between or among two or more Persons, the possession of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of a majority of the outstanding voting securities, or having the right to appoint a majority of the members of the board of directors, or as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“Governmental Authority” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar government, taxation, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“HK Entity” means the company to be incorporated by the Subscriber in Hong Kong.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Law” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Lion Brokers” means Lion Brokers Limited, a company incorporated in the Cayman Islands and an indirect wholly-owned subsidiary of the Company.

“Operating Company” means initially, Shanghai Gejing Business Consultancy Co., Ltd. The Parties shall incorporate a new company within 6 months as the operating company, the shareholding percentage of which shall be separately agreed by the Parties.

“OTC Stock Options business” means the derivative products provided by securities firms pursuant to which the parties to the transaction will have certain rights and obligations to the buy and sell of stocks in the future. The buy side of the futures gets a right to buy or sell a specified number of certain stocks or ETF at a specified price from the sell side after the payment of certain fees.

“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares of the Company.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“RMB” means Renminbi, the lawful currency of the People’s Republic of China.

“T+0 business” means the business of obtaining transaction profits through manual operation or program operation in a turn around transaction within a stock trading day.

“Transaction Documents” means this Agreement and any document entered or to be entered in respect of or any agreement related to the subject matter hereof, together with all the exhibits and appendices hereto and thereto.

“TRS business” means total return swap trading business, providing the investors with the return swap derivative product services for A Shares, Hong Kong stocks or other investment products.

“$” means the United States Dollars, the lawful currency of the United States of America.

1.2 Other Definitions. The following terms have the meanings set forth in the sections set forth below:

Definition	Location

“Agreement”	Preamble

“Company”	Preamble

“Subscriber”	Preamble

“Parties”	Preamble

“Party”	Location

“Earn-out Shares”	Section 3.1

“Relevant Business”	Section 3.1

“Subscription Price”	Section 2.1

“Subscription Shares”	Section 2.1

“First Closing”	Section 2.2

“First Closing Date”	Section 2.2

“Specified Account”	Section 2.6

1.3 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b) the table of contents and headings in this Agreement are inserted for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) whenever the word “day” is used in this Agreement, it shall be deemed to refer to a calendar day;

(f) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement, unless otherwise defined therein;

(g) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(h) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of successor Laws;

(i) references to a Person are also to its successors and permitted assigns; and

(j) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

Subscription for and Issuance of Class A Ordinary Shares

2.1 Subscription and Issuance of Class A Ordinary Shares. The Subscriber intends to subscribe, through the HK Entity, for not more than 4,540,000 Class A Ordinary Shares (the “Subscription Shares”) in aggregate from the Company, at the price of $2.2 per share (the “Subscription Price”). The HK Entity may subscribe for the Subscription Shares by tranches before June 30, 2021. The Subscription Shares shall be subject to a lock-up period of two years from the issuance of the Subscription Shares.

2.2 First Closing of Share Subscription. Pursuant to the terms and subject to the conditions of this Agreement, the issuance of and subscription for the first batch of the Subscription Shares as contemplated by this Agreement shall take place at a closing (the “First Closing”) on the fifth (5th) Business Day following the satisfaction or waiver of all of the conditions to the obligations of the Parties hereto set forth in Section 10.1, Section 10.2 and Section 10.3 or at such other time or on such other date as the Parties mutually agree upon in writing (the date of the First Closing, the “First Closing Date”).

2.3 First Closing Deliveries by the Company. At the First Closing, the Company shall deliver or cause to be delivered to the Subscriber/the HK Entity:

(a) a duly executed and chopped share certificate of the Company representing the number of the Subscription Shares acquired and owned by the HK Entity;

(b) an executed original of each of the Transaction Documents to which the Company is a party;

(c) a true and complete copy of the resolutions duly and validly adopted by the executive director or an authorized person of the Company evidencing his/her authorization of (i) the execution and delivery of the Transaction Documents to which the Company is a party, (ii) the consummation of the transactions contemplated by the Transaction Documents to which the Company is a party, (iii) if required, the increase of the share capital of the Company for the purpose of issuance of shares following consummation of the transactions contemplated by the Transaction Documents to which the Company is a party, and (iv) the issuance of Subscription Shares to the Subscriber; and

(d) a certificate of a duly authorized officer of the Company certifying as to the matters set forth in Section 10.3(a).

2.4 First Closing Deliveries by the Subscriber. At the First Closing, the Subscriber shall deliver or cause to be delivered to the Company:

(a) the aggregate amount of the Subscription Price which shall be the number of the Subscription Shares acquired by the HK Entity times the Subscription Price by wire transfer to the Specified Account;

(b) an executed original of each of the Transaction Documents to which the Subscriber is a party；

(c) a true and complete copy of the resolutions duly and validly adopted by the board of directors of the Subscriber evidencing its authorization of (i) the execution and delivery of the Transaction Documents to which the Subscriber is a party, and (ii) the consummation of the transactions contemplated by the Transaction Documents to which the Subscriber is a party;

(d) a certificate of a duly authorized officer of the Subscriber certifying the name and signature of the officer of the Subscriber authorized to sign the Transaction Documents to which the Subscriber is a party and the other instruments delivered pursuant to the Transaction Documents to which the Subscriber is a party; and

(e) a certificate of a duly authorized officer of the Subscriber certifying as to the matters set forth in Section 10.2(a).

2.5 Subsequent closing. Each subsequent closing for the issuance of and subscription of such number of the Subscription Shares as the Subscriber may notify the Company in writing shall take place at such place at such time on such date as the Parties mutually agree upon in writing and at such closing, the Company shall deliver or cause to be delivered to the Subscriber a duly executed and chopped share certificate of the Company representing the number of the Subscription Shares acquired and owned by the HK Entity and the Subscriber shall deliver or cause to be delivered to the Company the aggregate amount of the Subscription Price which shall be the number of the Subscription Shares acquired by the Subscriber times the Subscription Price by wire transfer to the Specified Account.

2.6 Specified Account. The Subscriber/the HK Entity shall wire transfer the Subscription Price to the following bank account of the Company (the “Specified Account”):

Bank name: [*]

Beneficiary name: LION GROUP HOLDING LTD.

Swift code: [*]

Bank account no: [*]

Bank address: [*]

2.7 The Company shall inject the Subscription Price into Lion Brokers within three (3) days of receipt which shall be specifically used for the operation of the Relevant Business and shall not be used for any other purpose. The Company may use the Subscription Price for the capital injection in Lion Brokers, advance it to Lion Brokers, interest free, or give it away to Lion Brokers. If the Company advances the Subscription Price to Lion Brokers, interest free, the lending period shall not be less than two (2) years.

ARTICLE III

Earn-out Payment

3.1 The Parties agree that for a period of two years commencing on January 1, 2021 (or such other date as may be mutually agreed by Parties), the Subscriber shall procure that Lion Brokers’ TRS business, T+0 business, OTC Stock Options business and any other relevant business (the “Relevant Business”) shall achieve a milestone (the “Milestone”) of net profit before tax of RMB 200 million. The Company shall ensure that the Relevant Business can be commenced from January 1, 2021; otherwise, the two-year period shall commence from the date that the Relevant Business can actually be commenced. At any point of time during the two-year period, when the Milestone is achieved in accordance with Section 3.2, within 15 days after the Milestone has been achieved, the Subscriber shall be entitled to receive 5,000,000 Class A Ordinary Shares (the “Earn-out Shares”) from the Company which Earn-out Shares shall be issued to the shareholder designated by the HK entity. The Company undertakes with the Subscriber that after the signing of this Agreement, based on the number of existing issued shares of the Company, , during the two-year period referred to in Section 3.1 and before the resolution of any dispute under this Agreement, the proportion of the number of increased issued shares of the Company shall not exceed 50%, that is, 9,740,000 Ordinary Shares provided that this shall not prohibit the issuance of any Ordinary Shares pursuant to warrants or convertible instruments issued prior to the date hereof.

3.2 When the Subscriber considers that the Milestone has been achieved, it can propose a verification application. If both Parties recognize the verification, the Milestone shall be deemed to have been achieved. If there is any disagreement between the Parties, whether or not the Milestone has been achieved shall be determined according to the audited accounts of Lion Brokers’ Relevant Business issued, with an unqualified opinion, by the certified public accountants jointly selected by the Parties. If the Milestone has not been achieved, the Subscriber shall not have any liability.

3.3 In the determination of the net profit before tax of Lion Brokers’ Relevant Business, it shall take into account any Relevant Business which is brought to Lion Brokers directly or indirectly by the Subscriber, the HK Entity, the Operating Company, the Company’s directors, significant shareholders and senior management or Lion Brokers’ existing or future teams, whether any of them acts singly or jointly.

3.4 The financial position of each of the Company and Lion Brokers as at the date hereof are set out in Exhibit A.

3.5 The Company undertakes that if Lion Brokers’ net profit is reduced due to any liabilities or contingent liabilities , such portion of the net profit reduced shall be taken into account in the determination of the Milestone under Section 3.1.

3.6 If the Milestone has been achieved and the Company shall fail to allot any of the Earn-out Shares for whatever reason, the Subscriber shall have the right to (a) require the Company to continue to perform the provisions of this Agreement; (b) declare that the Milestone has been achieved; (c) require the Company to pay to the Subscriber dollar for dollar the total amount of the net profit made by Lion Brokers’ Relevant Business; or (d) demand the Company to compensate the Subscriber at the rate of US$6.0 per Earn-out Share.

ARTICLE IV

Co-operation between the Company and the Subscriber

4.1 The Parties shall co-operate with each other for a period commencing from the date of this Agreement till December 31, 2025, pursuant to the provisions of this Agreement.

4.2 The Company shall procure that Wang Guandong be appointed as a director of the Company within 15 days of the date of this Agreement. If there is any change to the proposed appointment of Wang Guandong, the Company shall complete the appointment of another candidate as a director of the Company within 15 days of the Subscriber’s notification.

4.3 The Company shall, and each of the Parties shall procure the Operating Company to, provide assistance in the areas of finance, technology, marketing, etc. to Lion Brokers’ Relevant Business. The Company shall have the right to make any recommendation on the operation and management of the Operating Company.

4.4 After the two-year period referred to in Section 3.1, the Company may procure Lion Brokers to, distribute Lion Brokers’ net profit before tax in the Relevant Business to the Subscriber in such proportion as the Parties may separately agree. The determination of Lion Brokers’ net profit before tax in the Relevant Business shall follow Sections 3.1 and 3.3.

4.5 Lion Brokers’ net profit for each financial year may be distributed to the Company at a proportion agreed by the Parties to be utilized as the Company’s working capital. As an indication, the proportion for the first financial year may be 20%-30% and the second financial year, 40%-50%. The balance of Lion Broker’s net profit shall be retained by Lion Brokers for the operation of the Relevant Business.

4.6  Unless with the prior written consent of the Subscriber, the Company shall not transfer or charge Lion Brokers’ shares or equity interest or cause Lion Brokers to issue ordinary shares or preferred shares or any convertible note which may affect the achievement of the Milestone or the co-operation under the provisions of this Agreement.

ARTICLE V

The Operating Company

5.1 The Subscriber shall nominate the officers of the Operating Company which shall be responsible for the referrals of businesses to Lion Brokers’ Relevant Business. The Relevant Business shall be conducted by Lion Brokers and the operating results of the Relevant Business shall be those of Lion Brokers. The costs and expenses of the Operating Company shall be borne by Lion Brokers.

5.2 Both Parties shall form a decision-making body for Lion Brokers’ Relevant Business, comprising Wang Chunning, Wang Jian, Li Guanglong, Xu Yunpeng and Wang Guandong. Any major matters, including the risk management, of Lion Brokers’ Relevant Business shall be implemented after the unanimous decision of the members of the decision-making body and each member shall have a veto right. Unless both Parties otherwise agree, neither Party shall revoke or replace any member of the decision-making body without reason.

5.3 Both Parties shall jointly set up ledgers for the Relevant Business at Lion Brokers. The designated financial officer of each Party shall be able to complete the books and records for the Relevant Business at a time mutually agreed by the Parties. Both Parties shall ensure that the capital maintained in the account at Lion Brokers is safe and freely transferable. Unless both Parties consent, the capital in the account shall not be used for any purpose other than for the operation of the Relevant Business.

5.4 Subject to compliance of the applicable laws and regulations, the Subscriber shall take the lead in the operation of the Operating Company and be responsible for the operation of the Relevant Business, with the full power to formulate the management and sales system and the sales and operation strategies, including the building up of the structure of the business of the Operating Company, formulating the business sales and assessment system and incentivizing mechanism.

5.5 The Operating Company may formulate any financial management system in accordance with its operation characteristics and management requirements and shall submit such financial information to Lion Brokers as Lion Brokers may require from time to time.

5.6 The company seals, business licenses, filings, approvals, permits and passwords to bank accounts of the Operating Company shall be kept by the Subscriber.

5.7 The Company warrants that in relation to itself and Lion Brokers, all of their rights and liabilities and contingent disputes have been properly resolved and will not affect the Subscriber, Lion Brokers and the operation, management, commencement of business and financial position of the Operating Company.

ARTICLE VI

Representations and Warranties of the Company

In order to induce the Subscriber to enter into this Agreement, the Company hereby represents and warrants to the Subscriber as follows:

6.1 Organization, Authority and Qualification of the Company. The Company is a company duly organized, validly existing, and in good standing under the laws of Cayman Islands, and has all necessary corporate power and authority to carry on the business as it has been and is currently conducted. Any and all of the corporate actions relating to the issuance and placement of the Subscription Shares as contemplated by this Agreement have been duly authorized by the Company in accordance with applicable Laws and constitutional documents of the Company.

6.2 Due Execution. The execution and delivery by the Company of this Agreement and any other Transaction Documents to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby have been or will be on or prior to the Closing date duly authorized by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Subscriber) this Agreement constitutes, and upon their execution the Transaction Documents to which the Company is a party shall constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6.3 No Conflict. Assuming that all required consents, approvals, authorizations and other actions referred to herein have been obtained, the execution, delivery and performance of this Agreement and any other Transaction Document by the Company do not (a) violate, conflict with or result in the breach of any provision of the constitutional documents of the Company, (b) conflict with or violate any Law or governmental order applicable to the Company, or (c) conflict with, result in any breach of, constitute a default under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party, except, to the extent that such conflicts, breaches, defaults or other matters would not materially and adversely affect the ability of the Company to perform any of its obligations under this Agreement or any other Transaction Document or consummate any transactions contemplated hereunder or thereunder.

6.4 Consents and Approvals. The execution, delivery and performance by the Company of this Agreement does not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

ARTICLE VII

Representations and Warranties of the Subscriber

In order to induce the Subscriber to enter into this Agreement, except as set forth in the corresponding sections herein, the Subscriber hereby represents and warrants to the Company as follows:

7.1 Organization, Authority and Qualification of the Subscriber. The Subscriber is a company duly organized, validly existing, and in good standing under the Laws of Hong Kong, and has all necessary corporate power and authority to enter into this Agreement and any other Transaction Document to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

7.2 Due Execution. The execution and delivery by the Subscriber of this Agreement and any other Transaction Document to which the Subscriber is a party, the performance by the Subscriber of its obligations hereunder and thereunder and the consummation by the Subscriber of the transactions contemplated hereby and thereby have been or will be on or prior to the Closing date duly authorized by all requisite action on the part of the Subscriber. This Agreement has been duly executed and delivered by the Subscriber, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes, and upon their execution the Transaction Documents to which the Subscriber is a party shall constitute, legal, valid and binding obligations of the Subscriber, enforceable against the Subscriber in accordance with their respective terms.

7.3 No Conflict. Assuming that all required consents, approvals, authorizations and other actions referred to herein have been obtained, the execution, delivery and performance of this Agreement and any other Transaction Document by the Subscriber do not (a) violate, conflict with or result in the breach of any provision of the constitutional documents of the Subscriber, (b) conflict with or violate any Law or governmental order applicable to the Subscriber, or (c) conflict with, result in any breach of, constitute a default under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Subscriber is a party, except, to the extent that such conflicts, breaches, defaults or other matters would not materially and adversely affect the ability of the Subscriber to perform any of its obligations under this Agreement or any other Transaction Document or consummate any transactions contemplated hereunder or thereunder.

7.4 Consents and Approvals. The execution, delivery and performance by the Subscriber of this Agreement does not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

ARTICLE VIII

Additional Agreements

8.1 Confidentiality. Except as necessary under the disclosure requirements of securities laws and regulations of the U.S., the Parties shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other parties so that such parties may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information. The obligation to keep confidentiality under this Section 8.1 shall survive any expiration or termination of this Agreement and each party shall be responsible for any breach of this Section 8.1 by its staff and shall notify the other party if it is aware of any breach by its staff on the date that it is aware of any such breach and take such measures as may be necessary to prevent any further leakage.

8.2 Notice of Developments. Prior to the First Closing, the Subscriber and the Company shall each promptly notify the other in writing of (a) all events, circumstances, facts and occurrences or non-occurrences arising subsequent to the date of this Agreement which may result in any breach of a representation or warranty or covenant of either the Subscriber or the Company contained in this Agreement or which may have the effect of making any representation or warranty of either the Subscriber or the Company contained in this Agreement untrue or incorrect in any material aspect, and (b) any material development that has an effect on the assets, liabilities, business, or financial status related to the Company or the Subscriber. The Parties agree to discuss in good faith appropriate measures or solutions to address such events circumstances, facts and occurrences or non-occurrences or developments.

8.3 Further Action. Each of the Parties shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other Transaction Documents to which it is a party and consummate and make effective the transactions contemplated hereby and thereby. Each of the Parties agrees that it will not take or cause to be taken any action that may result in any breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

8.4 Further representations, warranties and undertakings. Each Party hereby represents, warrants and undertakes with the other Party that:

(a) The information provided by one Party to the other shall be true, correct and not misleading. Any certificates, approvals, permits and documents obtained shall be true, legal and valid.

(b) Neither Parties shall withhold any information from the other or make any false statements concerning any litigation, arbitration, investigation or administrative proceedings in relation to itself which are closed, outstanding or about to commence. Each Party represents that neither itself nor any of its Affiliates has any undisclosed liabilities, contingent liabilities, tax issues, civil litigation or arbitration.

(c) Each Party undertakes to use its best endeavors to obtain the other Party’s board approval and shareholders’ approval and to co-operate with the auditors and counsels to complete the work under this Agreement. Each Party shall submit complete and valid documents, effective documents for the share issuance and transfer to the relevant authorities or agencies at their request and within reasonable time to effect the registration thereof.

(d) Each Party shall notify the other Party within three (3) days after the occurrence or likely occurrence of the following:

●	any change of the residence or correspondence address or contact information;

●	any material litigation or arbitration proceedings concerning the assets, financial position or operation of itself, Lion Brokers or the Operating Company which involves an amount of RMB500,000 or above or any major assets of any of these companies are subject to any property preservation procedures;

●	any provision of any third party guarantee by itself or Lion Brokers which would have a material adverse effect on such entity’s asset or the ability to perform the obligations of such entity under the provisions of this Agreement;

●	any entry into of any agreement which may materially affect its operation or asset position;

●	any involvement in unlawful or illegal activities; or

●	any significant difficulty in the business it operates or any deterioration in its asset position or the occurrence of any other incident which will adversely affect its operation, asset position or ability to repay its indebtedness.

ARTICLE IX

Tax Matters

9.1 Tax Liabilities Related to the Subject Transaction. Each of the Company and the Subscriber agrees that each Party shall be liable for its own tax liabilities arising from the subject transaction.

9.2 Tax Cooperation and Information Exchange. The Parties agree that they will cooperate with each other in relation to tax matters, and each Party shall provide the other Party with the relevant information requested by the other Party in order for the other Party to complete its necessary tax filing or audit, determine liability for taxes and right to a tax refund, and perform any other tax-related work.

ARTICLE X

Conditions to First Closing

10.1 Conditions to Obligations of the Parties. The obligations of each of the Company and the Subscriber to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver by the other Party of each of the following conditions:

(a) All required approvals of the shareholders of the Company and the Governmental Authorities shall have been obtained.

(b) There has been no rule under applicable Laws or judgment, injunction, order or decree that prohibits the consummation of the First Closing, or substantively increases the costs of the Company or the Subscriber in connection with the transactions contemplated by this Agreement.

10.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver by the Company, at or prior to the First Closing, of each of the following conditions:

(a) The representations and warranties of the Subscriber contained in this Agreement shall be true and correct when made in all material respects and shall be true and correct in all material respects as of the First Closing, with the same force and effect as if made at the First Closing (except to the extent that such representations and warranties were made as of other date, in which case such representations and warranties shall have been true and correct as of such date).

(b) The Subscriber shall have delivered to the Company a copy of a resolution of the board of directors of the Subscriber (certified by a duly appointed officer as true and correct) authorising the execution of and the performance by the Subscriber of its obligations under this Agreement and the Transaction Documents.

(c) The Subscriber shall have performed all of its covenants and agreements required by this Agreement to be so performed by it, prior to or on the Closing, and the Company shall have received a certificate of the Subscriber signed by a duly authorized officer thereof certifying the matters set forth in this Section 10.2(a).

10.3 Conditions to Obligations of the Subscriber The obligations of the Subscriber to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver by the Subscriber at or prior to the First Closing, of each of the following conditions:

(a) The representations and warranties of the Company contained in this Agreement shall be true and correct when made in all material respects and shall be true and correct in all material respects as of the First Closing, with the same force and effect as if made at the First Closing (except to the extent that such representations and warranties were made as of other date, in which case such representations and warranties shall have been true and correct as of such date).

(b) The Company shall have delivered to the Subscriber a copy of a resolution of the board of directors of the Company (certified by a duly appointed officer as true and correct) authorising the execution of and the performance by the Company of its obligations under this Agreement and the Transaction Documents

(c) The Company shall have performed all of its covenants and agreements required by this Agreement to be so performed by it, prior to or on the First Closing, and the Subscriber shall have received a certificate signed by duly authorized officers of the Company certifying the matters set forth in this Section 10.3(a).

ARTICLE XI

Termination

11.1 Termination. This Agreement may be terminated at any time prior to the First Closing,

(a) by the Subscriber if:

(i) any event or circumstance has occurred that would cause any of the conditions set forth in Section 10.3 not to be satisfied; or

(ii) any representation or warranty made by the Company in this Agreement has been untrue or inaccurate in any material respect, or any covenant required to be fulfilled prior to the First Closing fails to be fulfilled substantively, or the Company fails to comply with any of its covenants or agreements that would cause any of the conditions set forth in Section 10.3(a) not to be satisfied and such breach has not been cured by the Company within thirty (30) days upon giving of written notice of such breach by the Subscriber;

(b) by the Company if:

(i) any event or circumstance has occurred that would cause any of the conditions set forth in Section 10.2 not to be satisfied; or

(ii) any representation or warranty made by the Subscriber in this Agreement has been untrue or inaccurate in any material respect, or any covenant required to be fulfilled prior to the First Closing fails to be fulfilled substantively, or the Subscriber fails to comply with any of its covenants or agreements that would cause any of the conditions set forth in Section 10.2 not to be satisfied and such breach has not been cured by the Subscriber within thirty (30) days upon giving of written notice of such breach by the Company;

(c) by either the Company or the Subscriber, if the First Closing shall not have occurred by June 30, 2021; provided, however, that the right to terminate this Agreement under this Section 11.1(c) shall not be available to either Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the First Closing to occur on or prior to such date;

(d) by either the Company or the Subscriber, if any Governmental Authority shall have issued any order, decree, decision or shall have taken any other action, and such order, decree, decision or action that would enjoin or otherwise prohibit the transactions contemplated by this Agreement shall have become final and non-appealable; or

(e) by the mutual written consent of the Company and the Subscriber.

11.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 11.1(d) or (e), this Agreement shall forthwith become void and there shall be no liability on the part of either Party hereto unless otherwise set forth in this Agreement or agreed by the Parties. Nothing herein shall relieve either party hereto from liability for any breach of this Agreement and the defaulting Party shall be liable to the other Party for its losses.

ARTICLE XII

General Provisions

12.1 Expenses. Except as otherwise provided in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the Party incurring such costs and expenses, whether or not the First Closing shall have occurred.

12.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by facsimile or via registered mail to the respective parties hereto at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.2):

(a) If to the Company:

Lion Group Holding Ltd

Unit A-C, 33/F, Tower A, Billion Center

1 Wang Kwong Road

Kowloon Bay, Hong Kong

Attn: Wilson Wang / Alex Lee / Tuiggy Zhang

Email: [*]

(b) If to the Subscriber:

Yun Tian Investment Limited

Room B, 13/F, Gold Shine Tower, 346-348 Queen’s Road Central, Sheung Wan, Hong Kong.

Attn: Xu Yunpeng

Telephone No.: [*]

12.3 Public Announcements. None of the Parties to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Party. Each of the Parties hereto shall comply with the requirements on disclosure of interests under the securities exchange laws and regulations of the U.S. The Parties hereto shall consult with each other as to the timing and contents of any such press release, public announcement or communication.

12.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

12.5 Entire Agreement; Conflict. This Agreement and other Transaction Documents constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and covenants, both written and oral, between the Company and the Subscriber with respect to the subject matter hereof and thereof. In case of any conflict between the provisions of this Agreement and those of any other Transaction Documents, the provisions of this Agreement shall prevail.

12.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, which will become the new parties hereto. Without the express written consent of the Company and the Subscriber (such consent shall be granted or withheld by the Company or the Subscriber in its own discretion), this Agreement shall not be assigned by operation of Law or otherwise.

12.7 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Company and Subscriber; or (b) by a waiver in accordance with Section 12.8.

12.8 Waiver. Either Party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered by the other Party pursuant to this Agreement; or (c) waive compliance with any of the agreements of the other Party or conditions to such obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by any Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

12.9 Breach of Agreement. Each Party shall strictly perform its obligations under this Agreement. Any Party which does not perform in accordance with the provisions under this Agreement or is in breach of any representation, warranty or undertaking under this Agreement shall be considered as in breach of this Agreement. If there is any applicable provision dealing with such Party in breach, such provision shall be followed; otherwise, the Party which is in breach of this Agreement shall pay damages to the Party which is not in breach of this Agreement, such damages to include, without limitation, any costs and expenses in connection with enforcing the provisions of this Agreement (including, without limitation, attorney’s fees, arbitration fees, property preservation fees, travelling and accommodation fees).

12.10 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of only the parties hereto and their respective successors and permitted assigns. A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Ordinance (Hong Kong) to enforce any term of this Agreement. Notwithstanding anything contained herein to the contrary, no consent of any third party is required in respect of any withdrawal or amendment of this Agreement by any Party hereto.

12.11 Governing Law; Dispute Resolution. This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong. All disputes, controversies or claims (each, a “Dispute”) arising out of or in connection with this Agreement shall first be submitted to senior representatives of the relevant Parties to the Dispute for discussion and resolution. Such senior representatives shall discuss in good faith to resolve the Dispute within thirty (30) calendar days. If any Dispute is not resolved by and among such senior representatives within such thirty (30) calendar day period, such Dispute shall be finally settled by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules as presently in force (the “HKIAC Rules”). The seat of arbitration shall be Hong Kong. The arbitral proceedings shall be conducted in English. There shall be three (3) arbitrators appointed in accordance with the HKIAC Rules. The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of Hong Kong, without regard to principles of conflict of laws thereunder, and shall not apply any other substantive law. Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

12.12 Counterparts.. This Agreement may be executed and delivered (including by facsimile) in one or more counterparts, and by the Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

12.13 Languages. This Agreement is executed in English and Chinese. In case of any inconsistency between the Chinese version and the English version, the Chinese version shall prevail.

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, each of the Company and the Subscriber has caused this Agreement to be executed as of the date first written above by its respective officer duly authorized.

Company:

LION GROUP HOLDING LTD

By:	/s/ Chunning Wang
	Name:	Chunning Wang
	Title:	CEO and Director

Subscriber:

YUN TIAN INVESTMENT LIMITED

By:	/s/ Yunpeng Xu
	Name:	Yunpeng Xu
	Title:	Director

Signature Page to the Share Subscription Agreement